Exhibit 99.1

NYSE Amex: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Receives Air Quality Permit for ISR Mine Construction

Casper, Wyoming, October 23, 2009 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex: URZ; TSX: URZ; Frankfurt: U9E) is pleased to announce that the Wyoming Department of Environmental Quality (“WDEQ”) – Air Quality Division has approved and issued the air quality permit for the Company’s Nichols Ranch ISR Uranium Project. The WDEQ – Air Quality Division has issued Permit No. CT-8644 in the form of a Permit to Construct the Nichols Ranch Uranium ISR Project which includes the Nichols Ranch Central Processing facility and the Hank Satellite plant. This is the first operational permit for the construction of the Nichols Ranch Uranium ISR Project to be issued to Uranerz by the State of Wyoming. Receipt of the air quality permit demonstrates progress in the environmental permitting process required for uranium production in Wyoming. The WDEQ Permit to Mine and the U.S. Nuclear Regulatory Commission Source Material License must also be obtained prior to initiating construction activities on site.

In December 2007 the Company submitted the Source Material License and Permit to Mine applications to build and operate the Nichols Ranch Uranium ISR Project, located in Johnson and Campbell Counties in the Pumpkin Buttes Uranium Mining District of the Powder River Basin, approximately 60 miles northeast of Casper, Wyoming. The detailed review of these two applications by the respective agencies is ongoing at this time. The Nichols Ranch Uranium ISR Project includes uranium in-situ recovery (“ISR”) well-fields and a central processing facility (complete with ion-exchange concentration and elution circuits, and drying and packaging circuits for finished yellowcake product) at the Nichols Ranch property, and a satellite facility with uranium ISR well-fields and an ion-exchange plant at the Hank property. The production level from these two properties is planned to be in the range of 600,000 to 800,000 pounds per year (as U3O8), while the central processing facility is being licensed for a production level of two million pounds per year. The project is progressing through detailed engineering and design. Commencement of construction and operations at the Nichols Ranch Uranium ISR Project is dependent on receipt of all required regulatory approvals.

About Uranerz
Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving commercial ISR uranium production. The Company controls a strategic land position in the Pumpkin Buttes Uranium Mining District of the central Powder River Basin of Wyoming, U.S.A.

The Uranerz management team has specialized expertise in the ISR uranium mining method, and a record of licensing, constructing, and operating commercial ISR uranium projects. The Company has entered into long-term contracts for the sale of uranium to two of the largest nuclear utilities in the U.S., including Exelon.

Wyoming has a long and continuous commercial ISR uranium mining history dating back to 1987. Wyoming has the largest reserves, and is the largest producer of uranium, of any U.S. state.

Uranerz Energy Corporation is listed on the NYSE Amex and the Toronto Stock Exchange under the symbol “URZ”, and is also listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Further Information
For further information, please contact the Company at 1-800-689-1659, refer to the Company’s website at www.uranerz.com , review the Company’s filings with the Securities and Exchange Commission at www.sec.gov , or visit the Company’s profile on the SEDAR website at www.sedar.com.

This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, statements with respect to anticipated progress or outcome of the Company’s permitting applications, plans for construction of processing facilities, future production estimates, estimates of licensed capacity, plans for and anticipated progress of detailed plant engineering and design and commencement of operations and other plans, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the “SEC”) (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.